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Exhibit 23.02

                        CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-85363) of our reports dated January 29, 2000 relating to the consolidated financial statements and financial statement schedules, which appear in the Annual Report on Form 10-K of OneSource Information Services, Inc. for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 29, 2000